Exhibit 99.1

NEWS RELEASE Trading Symbol: OTC BB CWPC	Cusip # 138748 10

ENGAGEMENT OF TD SECURITIES

AS ITS FINANCIAL ADVISOR

March 24, 2006, Calgary, Alberta: CanWest Petroleum Corporation is pleased to announce that it has retained TD Securities Inc. to act as its exclusive financial advisor and assist in the analysis and consideration of corporate and financial structures that will best allow CanWest to execute its oil sands exploration and development program. Thornton Donaldson, President and Chairman of CanWest, said “We are very pleased to have TD Securities involved, as they are the recognized leader in providing financial advisory services to development stage oil sands companies, and we look forward to their assistance in creating further value for our shareholders.”

In addition, CanWest Petroleum has made application to be listed on a Senior American Stock Exchange.

For more information or to request company updates please visit www.canwestpetroleum.com .

Contacts:  Jonathan Buick 1-877 -748 -0914 or 416 -915- 0915
Company Contacts Toll Free: 1-800-877-1626 or (888) 858-7759
Email to: investor@canwestpetroleum.com

The statements in this press release include forward looking statements that are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances.  Such statements are subject to a number of assumptions, risks and uncertainties, including such factors as the volatility and level of oil and natural gas prices, uncertainties in cash flow, unexpected acquisition benefits, production rates and reserve replacement, reserve estimates, drilling and operating risks, competition, litigation, environmental matters, the potential impact of government regulations, and other matters, many of which are beyond our control.  Readers are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements. Please see the Company’s filings with the Securities and Exchange Commission for a comprehensive discussion of these factors.